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                 ALLIANCE TECHNOLOGY FUND, INC.

                      ARTICLES OF AMENDMENT

         ALLIANCE TECHNOLOGY FUND, INC., a Maryland corporation

having its principal office within the State of Maryland at First

Maryland Building, Floor 10A, Suite 1006, 25 South Charles Street,

Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of

Maryland that:

         FIRST:  Article EIGHTH of the Articles of Incorporation

of the Corporation is hereby amended to read in its entirety as follows:

              "EIGHTH:  Subject to the provisions of
         subsections (h) and (i) of Section 17 of the Investment Company Act of 1940, as amended, to the maximum extent permitted by the General
         Corporation Law of the State of Maryland as from time to time amended, the Corporation shall indemnify, in accordance with such procedures as may be set forth in the By-Laws of the Corporation, its currently acting and its former directors and officers and those persons who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities."

         SECOND:  The foregoing amendment to the charter of the

Corporation was approved by the sole member of the Board of

Directors of the Corporation and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of

approval.




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         IN WITNESS WHEREOF, ALLIANCE TECHNOLOGY FUND, INC. has

caused these presents to be signed in its name and on its behalf by its Vice President and to be attested by its Secretary on

December 21, 1981.



                        ALLIANCE TECHNOLOGY FUND, INC.



                        By /s/  Thomas R. Bogan
                           _______________________________
                           Thomas R. Bogan, Vice President



Attest:



/s/  J. Hamilton Crawford, Jr.
____________________________________
J. Hamilton Crawford, Jr., Secretary


























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